Exhibit 23.2

Kost Forer Gabbay & Kasierer	Tel: +972-3-6232525
144 Menachem Begin Road, Building A	Fax: +972-3-5622555
Tel-Aviv 6492102, Israel	ey.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form F-1) and related prospectus of Scinai Immunotherapeutics Ltd. of our report dated April 17, 2023, with respect to the financial statements of Scinai Immunotherapeutics Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer

Kost Forer Gabbay & Kasierer

A member firm of Ernst & Young Global

Tel Aviv, Israel

March 04, 2025